UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 18, 2008

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 18, 2008, Genworth Financial, Inc. (“Genworth” or the “Company”) announced actions being taken to advance the Company’s strategic goals in response to the current economic downturn. These actions include the elimination of approximately 1,000 jobs globally.

Genworth expects to record a pre-tax charge of approximately $45 million in the fourth quarter of 2008 for severance, outplacement and other costs associated with the plan for workforce reduction and other restructuring actions. The plan is expected to be completed by the end of the first quarter of 2009. Approximately $40 million of the severance costs associated with these activities will result in future cash expenditures.

Cautionary Note Regarding Forward-Looking Statements

This report contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the company’s future business and financial performance. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially due to global political, economic, business, competitive, market, regulatory and other factors and risks, including the following:

•

Risks relating to our businesses, including adverse capital and credit market conditions, downturns and volatility in equity and credit markets, downgrades in the Company’s financial strength or credit ratings, the impact of government actions on the financial markets, the Company’s ability to access current and future government support programs, interest rate fluctuations, the valuation of fixed maturity, equity and trading securities, defaults, downgrades or impairments of portfolio investments, goodwill impairments, the soundness of other financial institutions, the Company’s ability to access sources of liquidity, declines in risk-based capital, insufficiency of reserves, legal constraints on dividend distributions by subsidiaries, intense competition, availability and adequacy of reinsurance, defaults by counterparties, loss of key distribution partners, regulatory restrictions on the Company’s operations and changes in applicable laws and regulations, legal or regulatory investigations or actions, the failure or compromise of the security of the Company’s computer systems, and the occurrence of natural or man-made disasters or a pandemic;

•

Risks relating to our Retirement and Protection segment, including changes in morbidity and mortality, accelerated amortization of deferred acquisition costs and present value of future profits, reputational risks as a result of rate increases on certain in-force long-term care insurance products, medical advances such as genetic mapping research, unexpected changes in persistency rates, increases in statutory reserve requirements, and the failure of demand for long-term care insurance to increase as the Company expects;

•

Risks relating to our International segment, including political and economic instability, foreign exchange rate fluctuations, unexpected changes in unemployment rates, unexpected increases in mortgage insurance delinquency rates or severity of defaults, decreases in the volume of high loan-to-value international mortgage originations, increased competition with government-owned and government-sponsored enterprises offering mortgage insurance, changes in regulations, and growth in the global mortgage insurance market that is slower than the Company expects;

•

Risks relating to our U.S. Mortgage Insurance segment, including the outcome of the Company’s review of strategic alternatives for the segment, increases in mortgage insurance delinquency rates or severity of defaults, deterioration in economic conditions or a decline in home price appreciation, the effect of the conservatorship of Fannie Mae and Freddie Mac on mortgage originations, the influence of Fannie Mae, Freddie Mac and a small number of large mortgage lenders and investors, decreases in the volume of high loan-to-value mortgage originations or increases in mortgage insurance cancellations, increases in the use of alternatives to private mortgage insurance (such as simultaneous second mortgages) and reductions by lenders in the level of coverage they select, increases in the use of reinsurance with reinsurance companies affiliated with the Company’s mortgage lending customers, increased competition with government-owned and government-sponsored enterprises offering mortgage insurance, changes in regulations, legal actions under the Real Estate Settlement Practices Act of 1974 (“RESPA”), and potential liabilities in connection with the Company’s U.S. contract underwriting services;

•

Other risks, including the possibility that in certain circumstances the Company will be obligated to make payments to General Electric Company (“GE”) under the Company’s tax matters agreement with GE even if the Company’s corresponding tax savings are never realized and the Company’s payments could be accelerated in the event of certain changes in control, and provisions of the Company’s certificate of incorporation and bylaws and its tax matters agreement with GE may discourage takeover attempts and business combinations that stockholders might consider in their best interests; and

•	Risks relating to our common stock, including the suspension of dividends and share price fluctuation.

The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: December 19, 2008	By:	/s/ Amy R. Corbin
Amy R. Corbin
Vice President and Controller
(Principal Accounting Officer)

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